                                                                Exhibit 23(j)




        Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A) (No. 33-70272) of Lincoln National Capital Appreciation Fund, Inc. of our report dated February 5, 2001, included in the 2000 Annual Report to shareholders.

                                      /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 29, 2001